1Texas Imperial Assumption Agreement - Exhibit 4.1-B to the Liq uidation Plan
                           AGREEMENT

                              for

                     ASSUMPTION REINSURANCE
                            by and among
            the NATIONAL ORGANIZATION OF LIFE AND HEALTH
                   INSURANCE GUARANTY ASSOCIATIONS
and its Participating Life and Health Insurance Guaranty Associations

                            and the
             TEXAS IMPERIAL LIFE INSURANCE COMPANY

                           Concerning
  THE STATESMAN NATIONAL LIFE INSURANCE COMPANY IN LIQUIDATION




                       TABLE OF CONTENTS


                                                             Page

I.   RECITALS                                                   1

II.  DEFINITIONS                                                1

III. ASSUMPTION OF MEDICARE SUPPLEMENT ISSUE AGE POLICIES       1
     A.   Medicare Supplement Issue Age Policies                1
          1.   Participating Guaranty Associations              1
          2.   Assuming Insurer                                 2
          3.   Assumption Certificate                           2
     B.   Same Terms and Conditions                             2
     C.   Assignment of Rights                                  2
     D.   Reinstatement                                         3
     E.   Errors and Omissions                                  3
     F.   Third Party Reinsurance                               4

IV.  POLICY CALCULATIONS AND PAYMENT OBLIGATIONS                4
     A.   Association Liability                                 4
     B.   Texas Imperial Enhancement                            4

V.   CLOSING                                                    4

VI.  ACCOUNTING AND AUDIT PROCESS                               5
     A.   Accounting                                            5
     B.   Audit                                                 5
     C.   Accounting Date                                       6
     D.   Disputes                                              6

VII. PREMIUMS AND OTHER RECEIPTS                                6

VIII.RECORDS                                                    7

IX.  LIABILITIES AND INDEMNITIES                                7

X.   REPRESENTATIONS                                            7

XI.  RESERVES                                                   8

XII. JURISDICTION AND ACCOUNTING PROCEDURE                      8

XIII.NOTICE                                                     8

XIV. INSOLVENCY OF TEXAS IMPERIAL                               8

XV.  GENERAL PROVISIONS                                         9


I.   RECITALS
  A. This  agreement  for  assumption  reinsurance  ("Texas
     Imperial Assumption Agreement") regarding the insolvency and liquidation of The Statesman National Life Insurance Company ("Statesman") is entered into this 10th day of June, 1999 by and among the National Organization of Life and Health Insurance Guaranty Associations ("NOLHGA"), and the life and health insurance guaranty associations affected by the insolvency and liquidation of Statesman that elect to
     participate   in   this  Liquidation  Plan   ("Participating
     Guaranty Associations"), and Texas Imperial Life Insurance Company ("Texas Imperial" and "Assuming Insurer").
  B. This Texas Imperial Assumption Agreement is entered into contemporaneously with the Liquidation Plan and the recitals from the Liquidation Plan are incorporated herein.

NOW, THEREFORE, in consideration of the foregoing premises, and the covenants, promises and agreements set forth in this Texas
Imperial  Assumption  Agreement and  the  Liquidation  Plan,  the
Parties agree as follows:

II.  DEFINITIONS
Unless otherwise specifically provided or the context so requires, the capitalized terms set forth in this Texas Imperial Assumption Agreement shall have the same meaning as set forth in
Exhibit 2.1 to the Liquidation Plan and such definitions are incorporated by reference as if fully set forth herein.

III. ASSUMPTION OF MEDICARE SUPPLEMENT ISSUE AGE POLICIES
  A.   Medicare Supplement Issue Age Policies.
     1. Participating Guaranty Associations.  Subject to the terms and conditions of this Texas Imperial Assumption Agreement, by virtue of the Permanent Injunction and the Liquidation Plan and pursuant to their statutory authority, the Participating Guaranty Associations transfer, cede and assign to Assuming Insurer as of the Closing Date the Medicare Supplement Issue Age policies and all rights, privileges and prerogatives thereunder. The Medicare Supplement Issue Age policies are reflected in Exhibit III.A.1. Texas Imperial shall have no liability for any obligations of Statesman, other than the Medicare Supplement Issue Age policies and as otherwise provided in the Liquidation Plan.
     2. Assuming Insurer.  Subject to the terms and conditions of this Texas Imperial Assumption Agreement and the Liquidation
        Plan, Texas Imperial assumes effective as of 12:01 a.m. on June 1, 1999, the Medicare Supplement Issue Age policies, to the same extent and with the same effect as if Texas Imperial had issued the Medicare Supplement Issue Age policies directly.
     3. Assumption Certificate.  As soon as possible after Closing
        Date, Texas Imperial shall deliver an assumption certificate to policyholders of the Medicare Supplement Issue Age policies substantially in the form of Exhibit III.A.3. and subject to the approval of the Commissioner and NOLHGA.
  B. Same Terms and Conditions.  All Medicare Supplement Issue
     Age policies assumed by Texas Imperial shall be subject in all respects to the same terms and conditions of the policies and contracts as issued by Statesman. Notwithstanding anything to the contrary contained herein, Texas Imperial does not assume and shall not be liable for, any liabilities that are not (a) Covered Obligations, (b) claims based on policy terms and provisions, or
     (c)  liabilities expressly provided in the Liquidation Plan.
     Texas Imperial shall accept and assume the Medicare Supplement
     Issue Age policies subject to all defenses, set-offs and counterclaims to which the Participating Guaranty Associations would be entitled with respect to such Medicare Supplement Issue
     Age  policies.  It is expressly understood and agreed by the parties that no such defenses, set-offs or counterclaims are waived by the execution of this Texas Imperial Assumption Agreement, the Liquidation Plan or by the consummation of any related  transactions, and that on the Closing  Date,  Texas
     Imperial shall be fully subrogated to all such defenses, set-offs and  counterclaims  (all  of which  defenses,  set-offs  and counterclaims may also be asserted by Statesman or any Participating Guaranty Association, as the case may be, with respect to any claims that may be asserted against them).
  C. Assignment of Rights.  Each Participating  Guaranty
     Association, severally, hereby assign to Texas Imperial all of their respective privileges and prerogatives and the privileges and  prerogatives of Statesman, if any, contained within  or related to the Medicare Supplement Issue Age policies, including, but not limited to, all defenses, including contestability based upon material misstatements in the applications for such Medicare Supplement Issue Age policies, set-offs and counterclaims to which Statesman or the Participating Guaranty Association would be entitled with respect to such Medicare Supplement Issue Age policies; provided that: (a) each Participating Guaranty Association retains all rights and interests of policyholders against the Statesman Estate to which the Participating Guaranty Association is entitled pursuant to its enabling act and the
     Priority Statute and all rights and interests of policyholders, in equity or at law based on violations of common law, tort law, contract law, statutory law or other law, to which the Participating Guaranty Association is subrogated pursuant to its enabling act; (b) Texas Imperial shall have no claim under the Medicare Supplement Issue Age policies against the Statesman
     Estate or any Participating Guaranty Association except as otherwise set forth in this Texas Imperial Assumption Agreement;
     and (c) Texas Imperial shall have no privileges, prerogatives, defenses, set-offs and counterclaims relating to reinsurance treaties in force, except for Included Treaties.
  D. Reinstatement.   Texas Imperial agrees to  reinstate  any
     Medicare Supplement Issue Age policy which on the Closing Date by its terms was entitled to reinstatement, provided that all requirements necessary to procure reinstatement of such a policy under its terms are fulfilled to the satisfaction of Texas Imperial. Upon such reinstatement of any such lapsed policy, it shall for all purposes be treated as if it has been in force from the date on which it lapsed, except that it shall be subject to all the terms and conditions of this Texas Imperial Assumption Agreement as may be pertinent to the class of the policy in which it was or should have been included. In the event of such reinstatement, an appropriate adjustment shall be made to the reserves or account values, as applicable, the Enhancement, or the reinstated policy and any amounts due shall be paid pursuant to this Texas Imperial Assumption Agreement; provided that no such adjustment shall be made from and after the Plan Termination Date.
  E. Errors and Omissions. After the Plan Termination Date, inadvertent errors or omissions shall not relieve any Party from liability provided that the error or omission is rectified as soon as practicable after discovery. Upon discovery of an error or omission, the Party discovering the error or omission shall notify any other parties affected by the error or omission. All Parties agree to cooperate and work together, in good faith, to resolve, consistent with the terms of the Liquidation Plan, any problems or losses caused by any such error or omission. Such good faith cooperation may include, but is not limited to, assumption of Statesman policies, transfer of assets and complete documentation of the error or omission.
  F. Third Party Reinsurance. All of the Included Treaties which pertain or apply to the Medicare Supplement Issue Age policies, are identified on Exhibit III.F. hereto. All such Included
     Treaties shall be transferred to Texas Imperial on the Closing
     Date, subject to the reinsurer's acceptance of the transfer, and may be terminated thereafter at the election of Texas Imperial.
     The Parties hereto shall use commercially reasonable efforts to ensure that all such Included Treaties shall be amended, adjusted, assigned or novated on terms and conditions satisfactory to Texas Imperial on or before the Closing Date.

IV.   POLICY CALCULATIONS AND PAYMENT OBLIGATIONS
  A. Association Liability.
     1. The Association Liability for the Medicare Supplement Issue
        Age policies shall be calculated by the following formula:
        Medicare Supplement Issue Age Reserves PLUS Reserve Adjustment EQUALS Association Liability. The Medicare Supplement Issue Age reserves, the methodology for the reserve adjustment and the
        detailed   calculation  for  each  Participating  Guaranty
        Association's Association Liability is set forth in Exhibit IV.A.
     2. On the Closing Date, each Participating Guaranty Association shall deliver to Texas Imperial its Association Liability in the manner set forth in the Liquidation Plan.
  B. Texas Imperial Enhancement. On or before September 1, 2002 and in accordance with the Liquidation Plan, Texas Imperial will contribute an Enhancement to each Participating Guaranty Association pursuant to the calculations set forth in Exhibit
     IV.B.

V.   CLOSING
Subject  to  the  terms,  conditions  and  limitations   of   the
Liquidation  Plan, the Closing of this Texas Imperial  Assumption
Agreement shall take place on the Closing Date contemporaneously with the Closing of the Liquidation Plan.

VI.  ACCOUNTING AND AUDIT PROCESS
  A. Accounting.
     1. On or before April 1, 2000, Texas Imperial shall prepare and deliver to NOLHGA a one-year accounting and statement of policy reserves, account values premiums and claims related to Medicare Supplement Issue Age policies for the prior calendar year. That accounting shall be presented substantially in the form of
        Exhibit VI.A.
     2. Along with the one-year accounting, Texas Imperial shall make available to NOLHGA and each Participating Guaranty Association sufficient detail and documentation to support an audit at the contract level.
     3. On or before April 1, 2001, Texas Imperial shall prepare and deliver to NOLHGA a second-year accounting and statement of reserves, account values, premiums and claims related to the Medicare Supplement Issue Age policies in the same format as the one-year report along with the contract level.
     4. On or before April 1, 2002, Texas Imperial shall prepare and deliver to NOLHGA a third-year accounting and statement of reserves, account values, premiums and claims related to the Medicare Supplement Issue Age policies in the same format as the one-year report along with the contract level.
     5. On or before September 1, 2002, Texas Imperial shall prepare and deliver to NOLHGA and to each Participating Guaranty Association (to the extent related to that Participating Guaranty Association's Covered Obligations) a final accounting and statement of reserves, account values, premiums and claims related to the Medicare Supplement Issue Age policies for all three years and any payment due.
  B. Audit.  On or before the first business day three (3)
     months after receipt of each year's accounting, and statement of reserves, account values, premiums and claims related to the Medicare Supplement Issue Age policies, NOLHGA and each Participating Guaranty Association, shall each, separately, complete its audit and communicate any areas of dispute or disagreement with Texas Imperial's accounting.
  C. Accounting Date.
     1. Subject to the accounting and audit process set forth in this Article VI, all amounts and calculations, including the Enhancement, shall be final, due and payable on the Plan Termination Date.
     2. The exhibits to this Texas Imperial Assumption Agreement and the obligations of each Party under this Texas Imperial Assumption Agreement, shall be adjusted in accordance with the audited annual accountings and the terms and provisions of the Liquidation Plan.
  D. Disputes.   To  the extent that disputes or disagreements
     exist regarding the final accounting and/or audits thereof, and the parties are unable to resolve those disputes, the disputes shall be resolved by means of the Accounting Procedure as specified in the Liquidation Plan.

VII. PREMIUMS AND OTHER RECEIPTS
  A. All  policyholder  payments related  to  the  Medicare
     Supplement Issue Age policies for periods after the  Closing
     Date  shall  be  the sole property of Texas  Imperial.   All
     policyholder payments related to the Medicare Supplement Issue Age policies for periods before the Closing Date shall be the sole property of Statesman.
  B. All moneys, checks, drafts, money orders, postal notes, and other instruments received after the Closing Date for premiums on the Medicare Supplement Issue Age policies which are the sole property of Texas Imperial shall be forthwith transferred and delivered to Texas Imperial and any such instruments, when so delivered, shall bear all endorsements required to effect the transfer of same to Texas Imperial. As of and following the Closing Date, Texas Imperial shall have all the rights of Statesman under outstanding bank draft authorizations from policyholders which authorized Statesman to draw on the
     policyholder's  account  to  automatically   withhold   from
     policyholder's accounts and transmit to Statesman funds to apply to premium on the Medicare Supplement Issue Age policies. So far as permitted by the laws of the applicable states, Texas Imperial, as part of this Texas Imperial Assumption Agreement, assumes the guaranty obligations of Statesman, if any, with respect to such bank drafts authorizations outstanding on the Closing Date. Texas Imperial shall have the right and authority to collect for the account of Texas Imperial all receivables and other items which shall be transferred by Statesman to Texas Imperial and to endorse without recourse and without warranties of any kind the name of Statesman on any checks or the evidences of indebtedness received by Texas Imperial on account of any such receivables or other items.

VIII.RECORDS
  A. Each  Participating  Guaranty  Association  agrees  to
     transfer, assign, deliver and convey to Texas Imperial, subject to the terms set forth in this Agreement, all files and  records  related to the Medicare Supplement  Issue  Age
     policies in their possession or under their control.   Texas
     Imperial agrees that after such delivery, the Participating Guaranty Associations and/or NOLHGA shall be entitled, at any reasonable time and at their expense, to inspect, audit and copy any and all such records and files of Texas Imperial and all other records and files of Texas Imperial relating to the Medicare Supplement Issue Age policies.
  B. Neither NOLHGA nor any Participating Guaranty Association makes any warranty or representation that the books and records of Statesman which may be transferred to Texas Imperial may or shall be either accurate or complete.
  C. Any and all correspondence, premiums, records or documents coming into the possession of a Participating Guaranty Association after the Closing Date directly pertaining to any Medicare Supplement Issue Age policy shall be promptly delivered to Texas Imperial by the Participating Guaranty Association, without charge to Texas Imperial.

IX.  LIABILITIES AND INDEMNITIES
The Parties acknowledge that this Texas Imperial Assumption Agreement is entered into as part of the Liquidation Plan and that the liabilities and indemnities from the Liquidation Plan apply to this Texas Imperial Assumption Agreement and are incorporated herein by reference.

X.   REPRESENTATIONS
The Parties acknowledge that this Texas Imperial Assumption Agreement is entered into as part of the Liquidation Plan and that the representations from the Liquidation Plan apply to this Texas Imperial Assumption Agreement and are incorporated herein by reference.

XI.  RESERVES
The Parties acknowledge that this Texas Imperial Assumption Agreement is entered into as part of the Liquidation Plan and that the requirements related to Texas Imperial's reserve maintenance from the Liquidation Plan apply to this Texas Imperial Assumption Agreement and are incorporated herein by reference.

XII. JURISDICTION AND ACCOUNTING PROCEDURE
The Parties acknowledge that this Texas Imperial Assumption Agreement is entered into as part of the Liquidation Plan and that the provisions and requirements related to jurisdiction and the Accounting Procedure from the Liquidation Plan apply to this Texas Imperial Assumption Agreement and are incorporated herein by reference.

XIII. NOTICE
The Parties acknowledge that this Texas Imperial Assumption Agreement is entered into as part of the Liquidation Plan and that the notice provisions from the Liquidation Plan apply to this Texas Imperial Assumption Agreement and are incorporated herein by reference.

XIV. INSOLVENCY OF TEXAS IMPERIAL
In the event of the insolvency of Texas Imperial prior to the Plan Termination Date, American Capitol shall guarantee and assume all of Texas Imperial's policyholder liabilities with respect to the Medicare Supplement Issue Age policies. In the event of Texas Imperial's insolvency, any Association Notes issued to Texas Imperial will become void and the applicable Participating Guaranty Associations shall deliver equivalent replacement Association Notes to American Capitol upon American Capitol's assumption of the policies.

XV.  GENERAL PROVISIONS
The Parties acknowledge that this Texas Imperial Assumption Agreement is entered into as part of the Liquidation Plan and that the general provisions from the Liquidation Plan apply to this Texas Imperial Assumption Agreement and are incorporated herein by reference. Regardless of any specific references, the Parties acknowledge and agree that this Texas Imperial Assumption Agreement is to be performed pursuant to, and interpreted consistent with, the terms and provisions from the Liquidation Plan.

  IN WITNESS WHEREOF, this Texas Imperial Assumption Agreement has been executed on the day and year subscribed.

TEXAS IMPERIAL LIFE INSURANCE COMPANY


By:  /s/William F. Guest      Date: June 10, 1999
     -----------------------
Name:  William F. Guest
Title: Chairman of the Board


NATIONAL  ORGANIZATION  OF  LIFE AND  HEALTH  INSURANCE  GUARANTY
ASSOCIATIONS


By:  /s/Peter G. Gallanis          Date:  June 10, 1999
     --------------------------
Name:  Peter G. Gallanis
Title: President